UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-14387 001-13663	06-1522496 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, United Rentals, Inc. (the “Company”) announced the appointments of Paul McDonnell as the Company’s Chief Commercial Officer and Dale Asplund as the Company’s Chief Operating Officer, in each case effective immediately.

Mr. McDonnell, age 53, joined the Company in 1999 as a district manager, followed by his appointment as region vice president. In 2008, Mr. McDonnell was named Senior Vice President—Specialty Operations of the Company and in 2016 his role expanded to include the combined responsibilities of sales and specialty operations. In January 2017, Mr. McDonnell was promoted to Senior Vice President—Sales and Specialty Operations. Most recently, Mr. McDonnell served as the Company’s Executive Vice President—Sales and Specialty Operations after his promotion to such role in November 2018.

Mr. Asplund, age 51, has served in senior positions with the Company since joining in 1998, including strategic leadership roles in supply chain operations, fleet management, shared serviced and acquisition integration. In 2011, Mr. Asplund was appointed Senior Vice President—Business Services and in April 2012 was promoted to Senior Vice President—Business Services and Chief Information Officer. Since January 2017, Mr. Asplund has served as the Company’s Executive Vice President—Business Services and Chief Information Officer. Prior to joining the Company in 1999, Mr. Asplund worked for United Waste Systems, Inc. as a divisional manager.

In connection with the appointments, the Company has awarded each of Mr. McDonnell and Mr. Asplund a one-time grant of restricted stock units in the amount of $500,000 under the Company’s 2019 Long Term Incentive Plan, which will cliff vest on the third anniversary of such grant, subject to continued employment through such date.

Neither Mr. McDonnell nor Mr. Asplund has any family relationships with any of the Company’s directors or executive officers and neither is a party to any transactions listed in Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2019, the Company held its annual meeting of stockholders at which the stockholders voted: (i) upon the elections of José B. Alvarez, Marc A. Bruno, Matthew J. Flannery, Bobby J. Griffin, Kim Harris Jones, Terri L. Kelly, Michael J. Kneeland, Gracia C. Martore, Jason D. Papastavrou, Filippo Passerini, Donald C. Roof and Shiv Singh to the Board for one-year terms; (ii) upon the ratification of the appointment of Ernst & Young LLP as the Company’s public accounting firm for the fiscal year ending December 31, 2019; (iii) on an advisory (non-binding) basis to approve the compensation of the Company’s named executive officers; (iv) upon the Company’s 2019 Long Term Incentive Plan; and (v) on an advisory (non-binding) basis on a stockholder proposal on right to act by written consent.

The stockholders elected all twelve directors, approved the ratification of the appointment of Ernst & Young LLP, approved (on a non-binding basis) the compensation of the Company’s named executive officers, approved the Company’s 2019 Long Term Incentive Plan and approved (on a non-binding basis) a stockholder proposal on right to act by written consent.

The final voting results for each of the matters submitted to a vote of stockholders at the 2019 annual meeting are set forth below:

Proposal 1. Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
José B. Alvarez	59,230,064	245,729	62,052	9,049,540
Marc A. Bruno	58,981,306	492,716	63,823	9,049,540
Matthew J. Flannery	59,388,447	86,689	62,709	9,049,540
Bobby J. Griffin	58,994,534	479,340	63,971	9,049,540
Kim Harris Jones	59,124,458	352,083	61,304	9,049,540
Terri L. Kelly	59,128,571	348,763	60,511	9,049,540
Michael J. Kneeland	57,997,100	1,478,719	62,026	9,049,540
Gracia C. Martore	58,940,777	506,313	90,755	9,049,540
Jason D. Papastavrou	57,393,546	2,081,553	62,746	9,049,540
Filippo Passerini	58,565,547	911,637	60,661	9,049,540
Donald C. Roof	57,936,574	1,537,605	63,666	9,049,540
Shiv Singh	59,370,711	107,410	59,724	9,049,540

Proposal 2. Ratification of Appointment of Public Account Firm.

For	Against	Abstain	Broker Non-Votes
66,449,352	2,028,374	109,659	*

* Not applicable.

Proposal 3.    Advisory Approval of Executive Compensation.

For	Against	Abstain	Broker Non-Votes
53,344,929	6,066,368	126,548	9,049,540

Proposal 4.    Approval of the 2019 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
56,057,958	3,337,091	142,796	9,049,540

Proposal 5.    Stockholder Proposal on Right to Act by Written Consent.

For	Against	Abstain	Broker Non-Votes
29,857,119	29,389,843	290,883	9,049,540

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of United Rentals, Inc.*

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

UNITED RENTALS, INC.

By:	/s/ Craig A Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President, Chief
Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig A Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President, Chief
Administrative and Legal Officer